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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 20, 2008

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.  Results of Operations and Financial Condition

On October 20, 2008, registrant issued a press release entitled “Halliburton Announces Third Quarter earnings of $0.76 Per Diluted Share Excluding Non-Recurring Items.”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES THIRD QUARTER EARNINGS
OF $0.76 PER DILUTED SHARE EXCLUDING NON-RECURRING ITEMS
•	Total revenues grew 24% over prior year led by Latin America growing 42%
•	Quarterly operating income exceeds $1 billion for the first time
•	Results include a $0.04 per diluted share negative impact from hurricane disruptions
•	Non-recurring items only include convertible debt redemption loss of $693 million and acquisition charges for WellDynamics of $15 million, both after tax

HOUSTON, Texas – Halliburton (NYSE:HAL) announced today that third quarter net income excluding non-recurring items was $687 million, or $0.76 per diluted share.  Hurricanes in the Gulf of Mexico negatively impacted results by $33 million net of tax, or $0.04 per diluted share. This compares to net income for the third quarter of 2007 of $727 million, or $0.79 per diluted share.  Third quarter 2007 results were favorably impacted by a $133 million, or $0.15 per diluted share, income tax impact from the ability to recognize United States foreign tax credits that were previously assumed not to be fully utilizable.

Net loss for the third quarter of 2008 was $21 million, or $0.02 per diluted share.  This included a non-tax deductible loss of $693 million, or $0.79 per diluted share, related to the portion of the 3.125% convertible senior notes premium settled in cash.   In addition, a WellDynamics acquisition-related charge of $15 million, after tax and minority interest, is reflected in the third quarter 2008 results.

Halliburton’s consolidated revenue in the third quarter of 2008 was $4.9 billion, up 24% from the third quarter of 2007.  All product service lines contributed to this increase, driven by both increased international activity and higher demand in the United States.  The hurricanes in the Gulf of Mexico negatively impacted third quarter 2008 revenue by approximately $74 million.

Consolidated operating income was $1 billion in the third quarter of 2008 compared to $910 million in the third quarter of 2007.  Both segments contributed to the increase primarily driven by Latin America.  The hurricanes in the Gulf of Mexico negatively impacted third quarter 2008 operating income by approximately $52 million.

“A very successful quarter from an operating standpoint for Halliburton has been overshadowed by a severe downturn in global stock markets,” said Dave Lesar, chairman, president, and chief executive officer.

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Halliburton/Page 2

“The North American market experienced revenue growth of 22% year-over-year, as unconventional activity throughout the United States and Canada accelerated.  Natural gas prices have fallen from the levels seen during the early parts of the summer to levels in line with where they were a year ago but above levels seen in 2006. The announced reduction in some customers’ capital spending will result in a decline in rig counts below those previously anticipated, but should bring gas storage levels into a more favorable long-term position, similar to the situation we experienced in the first half of 2007.

“Sequentially, revenue in North America grew 13% and operating income grew 12% as pricing stabilized and cost recoveries began to be realized.

“Internationally, while energy prices have declined from the levels experienced during the second and third quarters of 2008, current prices still support most projects underway.  We are cognizant that a worldwide recession would have negative short-term implications for demand.  However, we are and will remain focused on our customers’ long-term technology and service requirements as underlying trends toward smaller and more complex accumulations and increasing depletion rates should drive long-term growth.

“Outside North America revenue grew 25% year-over-year, again exceeding our international target of 20%, from investments in infrastructure, technology, and people made in the past year. This robust growth was led by Latin America with year-over-year revenue growth of 42%.  While Mexico remains the largest market in this region, growth of 70% in Brazil is indicative of the overall strength occurring throughout the region.

“In the Middle East/Asia region, revenue grew 19% and operating income increased 23%, as a number of markets in the Arabian Gulf and Southeast Asia experienced strong growth.

“Growth of approximately 50% across Northern Africa, along with above average growth in Saudi Arabia, has been the catalyst for the continued expansion of the franchise in the Eastern Hemisphere.

“Year-over-year, revenue in the Europe/Africa/CIS region grew 21%, but operating income was essentially flat as revenue increases were offset by an unfavorable mix and increased operational costs in West Africa, along with contracts ending in the North Sea where we are in the process of redeploying assets and people to other areas of greater demand and profitability.”

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Halliburton/Page 3

2008 Third Quarter Results

Completion and Production (C&P) operating income in the third quarter of 2008 was $660 million, an increase of $64 million or 11% from the third quarter of 2007.  Europe/Africa/CIS C&P operating income increased 15% with the most significant impact coming from increased production enhancement activity in Europe.  WellDynamics also contributed to the increase.  Middle East/Asia C&P operating income was flat with higher demand for production enhancement products and services balancing out declines in sales of completion tools and cementing services.  North America C&P operating income increased 3%, primarily due to more favorable pricing and product mix for production enhancement services and higher demand for completion tools in the United States, partially offset by the hurricanes in the Gulf of Mexico.  Latin America C&P operating income more than doubled from increased demand for completion tools in Brazil and higher vessel utilization in Mexico.

Drilling and Evaluation (D&E) operating income in the third quarter of 2008 was $472 million, an increase of $100 million or 27% over the third quarter of 2007.  Europe/Africa/CIS D&E operating income decreased 14% as a result of declines in activity for Sperry Drilling Services in the North Sea during the third quarter.  Middle East/Asia D&E operating income increased 42% over the third quarter of 2007, primarily due to higher drilling activity throughout the region, especially for Sperry Drilling Services.  North America D&E operating income increased 55%, as a result of increased activity in all product service lines including improved performance of Baroid Fluid Services and increased drilling activity in the United States, partially offset by the hurricanes in the Gulf of Mexico.  Latin America D&E operating income increased 27%, with improved results from Landmark and increased Sperry Drilling Services and wireline services activity.

During the third quarter of 2008, Halliburton purchased 3.5 million shares of common stock at a cost of $122 million.  Approximately $1.8 billion remains available under the company’s share repurchase program.  Since the inception of the program, Halliburton has purchased 92 million shares for a total cost of approximately $3.2 billion.

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Halliburton/Page 4

Technology and Significant Achievements

Halliburton made a number of advances in technology and growth.

•
Halliburton acquired the assets of Pinnacle Technologies, Inc. from CARBO Ceramics Inc., including the Pinnacle brand.  Pinnacle is a leading provider of microseismic fracture mapping services and tiltmeter mapping services, and it has monitored more than 12,000 hydraulic fracture treatments since its founding in 1992.

•
Halliburton developed the WellLife® III cementing service, a comprehensive solution designed to increase the economic life of wells that incorporates three synergistic components: diagnostics tools, engineered cement systems, and a zonal isolation assurance tool.  This service is an interventionless, react-and-respond solution designed to help address the industry-wide challenge of the loss of zonal isolation due to changes in the wellbore that can stress the cement sheath and lead to destabilization at any point during the life of the well.

•
Halliburton WellDynamics introduced its HS interval control valve (HS-ICV), which is debris tolerant and designed for high pressure, deepwater environments characterized as severe operating conditions. Building on the company’s 11 year track record as the leading provider of intelligent completion technology, the HS-ICV enables deployment of SmartWell® systems in more extreme environments.

•
Halliburton opened a new research and development laboratory in Stavanger, Norway to continue delivering the next generation of innovative Swell Technology™ products.  The expanded 8,000 square foot laboratory will triple the company's capacity to design, test, and qualify new swellable technology products.

•
Sperry Drilling Services and TOTAL have signed a project development agreement to jointly develop an ultra high temperature measurement-while-drilling system capable of operating in temperatures of up to 450°F (230°C).  The resulting system will enable TOTAL to effectively drill and exploit reserves in its Victoria field in the North Sea.  The two companies will be utilizing innovative, industry-first technologies including a downhole refrigeration system, cold-plate technology, flasking, and phase change material -- all designed to function under the high shock and vibration encountered while drilling, to accomplish the goals of this 450°F project. The work may lead to an expanded suite of logging-while-drilling sensors capable of operating at these elevated temperatures.

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Halliburton/Page 5

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	September 30				June 30
	2008		2007		2008
Revenue:
Completion and Production	$2,664		$2,187		$2,437
Drilling and Evaluation	2,189		1,741		2,050
Total revenue	$4,853		$3,928		$4,487
Operating income (loss):
Completion and Production	$660		$596		$561
Drilling and Evaluation	472		372		480
Corporate and other	(81)		(58)		(92)
Total operating income	1,051		910		949
Interest expense	(35)		(39)		(39)
Interest income	6		26		9
Other, net	(697	)(a)	(1)		(2)
Income from continuing operations before income taxes
and minority interest	325		896		917
Provision for income taxes	(343)		(152	)(b)	(288)
Minority interest in net income of subsidiaries	(3)		(18)		(6)
Income (loss) from continuing operations	(21)		726		623
Income (loss) from discontinued operations, net	–		1		(116	)(c)
Net income (loss)	$(21)		$727		$507
Basic income (loss) per share:
Income (loss) from continuing operations	$(0.02)		$0.83		$0.72
Loss from discontinued operations, net	–		–		(0.14)
Net income (loss)	$(0.02)		$0.83		$0.58
Diluted income (loss) per share:
Income (loss) from continuing operations	$(0.02)		$0.79		$0.68
Loss from discontinued operations, net	–		–		(0.13)
Net income (loss)	$(0.02)		$0.79		$0.55
Basic weighted average common shares outstanding	876		880		869
Diluted weighted average common shares outstanding	876		917		914

(a)	Other, net in the third quarter of 2008 included a $693 million, or $0.79 per diluted share, non-tax deductible loss on the portion of the premium on convertible debt settled in cash.
(b)
Provision for income taxes in the third quarter of 2007 included a $133 million, or $0.15 per diluted share, favorable income tax impact from the ability to recognize the benefit of foreign tax credits previously thought not to be fully utilizable.

(c)
Loss from discontinued operations, net, in the second quarter of 2008, included additional net of tax charges totaling $117 million, or $0.13 per diluted share, related to adjustments of the indemnities and guarantees provided to KBR, Inc. upon separation.

See Footnote Table 1 for a list of significant items included in operating income.

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Halliburton/Page 6

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Nine Months Ended September 30
	2008		2007
Revenue:
Completion and Production	$7,292		$6,097
Drilling and Evaluation	6,077		4,988
Total revenue	$13,369		$11,085
Operating income (loss):
Completion and Production	$1,750		$1,628
Drilling and Evaluation	1,336		1,082
Corporate and other	(239)		(119)
Total operating income	2,847		2,591
Interest expense	(112)		(118)
Interest income	35		100
Other, net	(700	)(a)	(6)
Income from continuing operations before income taxes
and minority interest	2,070		2,567
Provision for income taxes	(869)		(695	)(c)
Minority interest in net income of subsidiaries	(16)		(22)
Income from continuing operations	1,185		1,850
Income (loss) from discontinued operations, net	(115	)(b)	959	(d)
Net income	$1,070		$2,809
Basic income per share:
Income from continuing operations	$1.36		$2.00
Income (loss) from discontinued operations, net	(0.13)		1.04
Net income	$1.23		$3.04
Diluted income per share:
Income from continuing operations	$1.30		$1.93
Income (loss) from discontinued operations, net	(0.12)		0.99
Net income	$1.18		$2.92
Basic weighted average common shares outstanding	873		925
Diluted weighted average common shares outstanding	909		961

(a)	Other, net in the nine months ended September 30, 2008 included a $693 million, or $0.76 per diluted share, non-tax deductible loss on the portion of the premium on convertible debt settled in cash.
(b)
Loss from discontinued operations, net, in the nine months ended September 30, 2008, included additional net of tax charges totaling $117 million, or $0.13 per diluted share, related to adjustments of the indemnities and guarantees provided to KBR, Inc. upon separation.

(c)
Provision for income taxes in the nine months ended September 30, 2007 included a $133 million, or $0.14 per diluted share, favorable income tax impact from the ability to recognize the benefit of foreign tax credits previously thought not to be fully utilizable.

(d)	Income from discontinued operations, net, in the nine months ended September 30, 2007 included a $933 million, or $0.97 per diluted share, net gain on the separation of KBR, Inc.

See Footnote Table 1 for a list of significant items included in operating income.

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Halliburton/Page 7

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and investments in marketable securities	$973	$2,235
Receivables, net	3,858	3,093
Inventories, net	1,824	1,459
Other current assets	712	786
Total current assets	7,367	7,573

Property, plant, and equipment, net	4,438	3,630
Goodwill	1,004	790
Other assets	1,037	1,142
Total assets	$13,846	$13,135

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$964	$768
Accrued employee compensation and benefits	607	575
Other current liabilities	960	1,068
Total current liabilities	2,531	2,411

Long-term debt	2,588	2,627
Other liabilities	1,240	1,137
Total liabilities	6,359	6,175
Minority interest in consolidated subsidiaries	60	94
Shareholders’ equity	7,427	6,866
Total liabilities and shareholders’ equity	$13,846	$13,135

HALLIBURTON COMPANY
Selected Cash Flow Information
(Millions of dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007
Capital expenditures	$468	$382	$1,305	$1,064
Depreciation, depletion, and amortization	$193	$146	$535	$417

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Halliburton/Page 8

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30		June 30
Revenue by geographic region:	2008	2007	2008
Completion and Production:
North America	$1,462	$1,227	$1,270
Latin America	300	193	258
Europe/Africa/CIS	554	439	545
Middle East/Asia	348	328	364
Total	2,664	2,187	2,437
Drilling and Evaluation:
North America	784	620	720
Latin America	347	263	339
Europe/Africa/CIS	578	493	571
Middle East/Asia	480	365	420
Total	2,189	1,741	2,050
Total revenue by region:
North America	2,246	1,847	1,990
Latin America	647	456	597
Europe/Africa/CIS	1,132	932	1,116
Middle East/Asia	828	693	784

Operating income by geographic region (excluding Corporate and other):
Completion and Production:
North America	$398	$387	$312
Latin America	73	34	61
Europe/Africa/CIS	106	92	107
Middle East/Asia	83	83	81
Total	660	596	561
Drilling and Evaluation:
North America	171	110	194
Latin America	61	48	67
Europe/Africa/CIS	99	115	110
Middle East/Asia	141	99	109
Total	472	372	480
Total operating income by region:
North America	569	497	506
Latin America	134	82	128
Europe/Africa/CIS	205	207	217
Middle East/Asia	224	182	190

See Footnote Table 1 and Footnote Table 2 for a list of significant items included in operating income.

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Halliburton/Page 9

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Nine Months Ended September 30
Revenue by geographic region:	2008	2007
Completion and Production:
North America	$3,901	$3,449
Latin America	801	551
Europe/Africa/CIS	1,532	1,259
Middle East/Asia	1,058	838
Total	7,292	6,097
Drilling and Evaluation:
North America	2,197	1,816
Latin America	952	757
Europe/Africa/CIS	1,674	1,382
Middle East/Asia	1,254	1,033
Total	6,077	4,988
Total revenue by region:
North America	6,098	5,265
Latin America	1,753	1,308
Europe/Africa/CIS	3,206	2,641
Middle East/Asia	2,312	1,871

Operating income by geographic region (excluding Corporate and other):
Completion and Production:
North America	$1,027	$1,069
Latin America	200	122
Europe/Africa/CIS	285	240
Middle East/Asia	238	197
Total	1,750	1,628
Drilling and Evaluation:
North America	539	390
Latin America	169	129
Europe/Africa/CIS	312	297
Middle East/Asia	316	266
Total	1,336	1,082
Total operating income by region:
North America	1,566	1,459
Latin America	369	251
Europe/Africa/CIS	597	537
Middle East/Asia	554	463

See Footnote Table 1 and Footnote Table 2 for a list of significant items included in operating income.

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Halliburton/Page 10

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	September 30, 2008		September 30, 2007		June 30, 2008
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share
Drilling and Evaluation:
Charges for environmental matters	$–	$–	$(24)	$(0.02)	$–	$–
Gain on sale of investments	–	–	–	–	25	0.02
Corporate and other:
Charges for environmental matters	–	–	(8)	–	–	–
Patent settlement	–	–	–	–	(30)	(0.02)
Acquisition-related adjustment	(22)	(0.02)	–	–	–	–

	Nine Months Ended		Nine Months Ended
	September 30, 2008		September 30, 2007
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Completion and Production:
Gain on sale of investment	$35	$0.02	$–	$–
Drilling and Evaluation:
Charges for environmental matters	–	–	(24)	(0.02)
Impairment of oil and gas property	(23)	(0.02)	–	–
Gain on sale of investments	25	0.02	–	–
Corporate and other:
Charges for environmental matters	–	–	(8)	–
Gain on sale of investment	–	–	49	0.03
Patent settlement	(30)	(0.02)	–	–
Acquisition-related adjustment	(22)	(0.02)	–	–

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Halliburton/Page 11
FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items Included in Operating Income by Geographic Region
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	September 30, 2008		September 30, 2007		June 30, 2008
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share
North America:
Charges for environmental matters	$–	$–	$(24)	$(0.02)	$–	$–
Gain on sale of investments	–	–	–	–	25	0.02
Corporate and other:
Charges for environmental matters	–	–	(8)	–	–	–
Patent settlement	–	–	–	–	(30)	(0.02)
Acquisition-related adjustment	(22)	(0.02)	–	–	–	–

	Nine Months Ended		Nine Months Ended
	September 30, 2008		September 30, 2007
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
North America:
Charges for environmental matters	$–	$–	$(24)	$(0.02)
Gain on sale of investments	60	0.04	–	–
Middle East/Asia:
Impairment of oil and gas property	(23)	(0.02)	–	–
Corporate and other:
Charges for environmental matters	–	–	(8)	–
Gain on sale of investment	–	–	49	0.03
Patent settlement	(30)	(0.02)	–	–
Acquisition-related adjustment	(22)	(0.02)	–	–

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Halliburton/Page 12
FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of As Reported Results to Adjusted Results
(Millions of dollars)
(Unaudited)

Three Months Ended
September 30, 2008

As reported net loss	$(21)
Extinguishment of debt (a)	693
Acquisition-related adjustment for WellDynamics (a)	15
Adjusted net income	$687

As reported diluted weighted average common shares outstanding	876
Dilutive effect of common stock equivalents (b)	27
Adjusted diluted weighted average common shares outstanding	903

As reported net loss per share (c)	$(0.02)
Adjusted net income per share (c)	$0.76

(a)
Management believes it is important to point out to investors that included in the net loss in the third quarter of 2008 is a $693 million non-tax deductible loss on the portion of the premium on convertible debt settled in cash and a $15 million loss related to the acquisition of WellDynamics.  The adjustments remove the effect of the loss on the portion of the premium on convertible debt settled in cash and the loss related to the acquisition of WellDynamics.

(b)
In the third quarter of 2008, the basic and diluted weighted average common shares outstanding were the same because the effect of the common stock equivalents was antidilutive.  The adjustment includes the dilutive effect of the common stock equivalents in “Adjusted diluted weighted average common shares outstanding” as the impact of the common stock equivalents is dilutive to “Adjusted net income.”

(c)
As reported net loss per share is calculated as: “As reported net loss” divided by “As reported diluted weighted average common shares outstanding.”  Adjusted net income per share is calculated as:  “Adjusted net income” divided by “Adjusted diluted weighted average common shares outstanding.”

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Halliburton/Page 13

Third Quarter 2008

Regional Overview

North America

In Canada’s Montney shale play, Halliburton completed its 50th horizontal CobraMax®  job. The CobraMax® process now averages less than eight hours per zone from cut to cut, an improvement from over 24 hours on earlier wells.

In Canada’s Oil Sands, Sperry Drilling Services made its first Azimuthal Deep Resistivity (ADR®) Canadian run for a steam assisted gravitational drainage (SAGD) client. This enabled the operator to “see” where formation changes occurred azimuthally and map the top and bottom relative to the borehole. In the same formations, Sperry Drilling Services’ Triple-Combo Azimuthal logging-while-drilling (LWD) service was also used to measure porosity and evaluate azimuthal density images for improved reservoir characterization and enhanced recovery.

In the Rockies, Halliburton has set its 900th Swellpacker® isolation system in horizontal Bakken wells in the Williston Basin. The use of this packer system has allowed operators to compartmentalize their wellbores for fracture completions resulting in improved production. Delta Stim® sleeves are also used with the Swellpacker® systems greatly reducing the time required to complete a well.

On a recent deepwater well drilled by British Petroleum (BP) in the Gulf of Mexico, several new records were set by Sperry Drilling Services with the 8” GeoTap® LWD formation pressure tester.  These include deepest successful test taken at 29,898 feet (9,113 meters) measured depth/28,525 feet (8,694 meters) true vertical depth (TVD), highest hydrostatic pressure at 22,538 psi, and highest formation pressure at 22,008 psi.  The BP drilling team used the GeoTap® testers to measure the formation pressure as they drilled to optimize mud weight for increased drilling efficiency. The drilling team reported between $3 and $6 million in savings due to the information provided with the GeoTap® testers.

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Halliburton/Page 14

Latin America

Halliburton recently performed a specialized wireline conveyed formation fluid sampling in the deepwaters of Brazil. The Reservoir Description ToolTM was configured with two Oval-Pad modules and an MRILab® fluid identification module. This configuration allowed obtaining over 100 pre-test, formation-pressure measurements, retrieving five fluid samples from different depth intervals, and performing two mini drill-string-test evaluations.

Pluspetrol has achieved significant cycle time savings in well completions in Argentina using Halliburton’s CobraMax® fracturing service, a patented process that optimizes key treatment parameters during multi-zone fracturing of wellbores to enhance recovery. In this case, a well was completed in five days while conventional methods in the same field average 17 days. The efficiency gain using this method provides our customers the ability to deliver more new producing wells in a year with the same rig fleet.

Europe/Africa/CIS

Halliburton continued its improvement process in partnership with Salym Petroleum Development (SPD) in Western Siberia, Russia, where 3,000 meter wells have historically taken 30 days to drill. Working closely with SPD, a combination of Halliburton Cementing Services, Baroid Fluids Services, and Sperry Drilling Services have enabled the time to drill to drop below six days for the first time.

In Germany, Halliburton’s Protech™ DRB centralizers were used to allow smooth running of liners to the bottom of a deep well with a long horizontal section of over 1,400 meters. This critical liner was successfully rotated during cementing operations, marking the first occasion the client was able to achieve this to provide effective zonal isolation.

In Equatorial Guinea, an operator conducting exploration drilling desired 30 downhole reservoir fluid samples in a single run. Halliburton’s tubing-conveyed cased hole Armada® sampling system was deployed and delivered 29 of 30 samples, an exceptional recovery. The single-phase Armada sampling system allows operators to obtain representative samples, crucial in gaining a comprehensive understanding of key reservoir attributes as well as an assessment of the asset’s net present value.

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Halliburton/Page 15

Expedite® and SandWedge® technologies have been successfully used in the greater Khalda area in the Western Desert region of Egypt. Apache Corporation commented, "Using improvements in fracture stimulation technology, we have turned a marginally economic play into a potentially significant oil accumulation".

The newest Halliburton Real Time Operation Center (RTOC) built by Landmark for Shell Petroleum Development Company (SPDC) of Nigeria was commissioned in Port Harcourt in July 2008. SPDC’s use of Sperry Drilling Services INSITE Anywhere® and Landmark Engineer’s Data ModelTM technologies enables remote monitoring of its drilling operations in a collaborative environment with the asset team with the aim of improving safety, reducing cost, and ensuring timely, accurate decisions.

Middle East/Asia

Halliburton successfully completed two GeoTap® Formation pressure testing operations for ADCO in Abu Dhabi, where reservoir pressures were uncertain due to possible communication with a high pressure lower interval.  Combined with other downhole drilling information, drilling parameters were adjusted resulting in an improved ROP, saving three rig days and reducing fluids costs while drilling the 3,000 foot horizontal section.

Kuwait Oil Company (KOC) signed a five year, open-access agreement with Halliburton. This agreement encompasses access to all Landmark brand software technologies and incorporates a service-level agreement governing support to the geosciences and engineering user community of KOC.  The agreement is a culmination of the effort of both companies to avail the KOC user community unlimited access to next generation software and make it available on the desktop of every geoscientist and engineer to help develop some of the most complex reservoirs in the world.

In the remote arid desert of the Cooper Basin of Australia, Halliburton’s CobraMax® service was employed on a well with six target zones and four marginal zones.  Working closely together with the operator on the project economics, a program was designed allowing the customer to fracture three out of four marginal zones, for a total of nine on a single well.

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In Australia, Halliburton successfully trialed the next generation of Subsea Release cementing plugset (SSR II™)  resulting in a drill out completed within 17 minutes, compared to an average drill out of 1.5 hours to 2 hours using conventional systems.

Sperry Drilling Services’ delivered two notable multilateral installations in the Asia Pacific region.  A FlexRite®  Level 5 junction was installed for Apache in its Van Gogh development in the north west Shelf of Australia, a worldwide first for Apache and the first time a junction of this kind had been installed anywhere outside Norway. The installation was completed with no associated downtime. The world’s first 7” MachRite® multilateral installation was landed at a record depth of 3,695 meters creating a TAML level 3 junction with the ability to convert to level 5 functionality for STOS in New Zealand.

In Indonesia, Kodeco recently deployed EquiFlow™ ICD (Inflow Control Device) and Swellpacker® isolation systems on three wells with varying open hole horizontal sections of between 2,000 feet to 3,000 feet, with early results indicating increased production and reduced water cut.

In Brunei, a selection of Halliburton’s drilling and completion technologies, including the first open hole and “up hill” reverse port gravel pack, were successfully utilized to enable the operator to economically drill into offshore reservoirs from a land location without sacrificing the preferred completion method and deliver favorable production targets, using a “fishhook” wellbore configuration.
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Halliburton/Page 17

Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry.  With more than 55,000 employees in approximately 70 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s World Wide Web site at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity; potential adverse proceedings by such agencies; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, and chemicals; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; unsettled political conditions, war, and the effects of terrorism, foreign operations, and foreign exchange rates and controls; weather-related issues including the effects of hurricanes and tropical storms; changes in capital spending by customers; execution of long-term, fixed-price contracts; changes in the demand for or price of oil and/or natural gas; impairment of oil and gas properties; structural changes in the oil and natural gas industry; increased competition for employees; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2007, Form 10-Q for the period ended June 30, 2008, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect the business, results of operations, and financial condition.  Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: October 21, 2008	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary